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                                 March 30, 2006

Popular ABS, Inc.
103 Springer Building
3411 Silverside Road
Wilmington, Delaware  19810

         Re:  REGISTRATION STATEMENT ON FORM S-3 OF POPULAR ABS, INC.
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Ladies and Gentlemen:

         We have acted as counsel to and for Popular ABS, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a registration statement on Form S-3 (File No. 129704) (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of Asset Backed Certificates (the "Certificates") to be issued from time to time in series. As set forth in the Registration Statement, each series of Certificates will be issued by a trust (a "Trust Fund") to be formed pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Company, one or more sellers of assets underlying the Certificates (the "Seller" or "Sellers"), a trustee (the "Trustee") and a servicer (the "Servicer"). As set forth in the Registration Statement, each series of Certificates will be issued under and pursuant to the conditions of a Pooling and Servicing Agreement. The Seller(s), the Trust Fund, the Servicer and the Trustee (together with any other relevant parties) with respect to a series of Certificates will be identified in the prospectus supplement for such series of Certificates contemplated by the Registration Statement.

         We have examined the Registration Statement as well as copies of the Company's Restated Certificate of Incorporation, as amended (filed as an exhibit to the Registration Statement), the Company's Bylaws (previously filed as an exhibit to Registration Statement No. 333-24599 and incorporated by reference in the Registration Statement) and the form of the Pooling and Servicing Agreement, including the forms of Certificates included therein (filed as an exhibit to the Registration Statement), and such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

         Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

         1. When a Pooling and Servicing Agreement for a series of Certificates has been duly and validly authorized, executed and delivered by all necessary action on the part of the parties to such Pooling and Servicing Agreement, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.


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Popular ABS, Inc.
March 30, 2006
Page 2

         2. When (a) a Pooling and Servicing Agreement for a series of Certificates has been duly and validly authorized, executed and delivered by all necessary action on the part of the parties to such Pooling and Servicing Agreement (subject to the terms of such Pooling and Servicing Agreement being otherwise in compliance with applicable law at such time), (b) a series of Certificates of a Trust Fund has been duly authorized and executed by the Trustee for such Trust Fund in accordance with the terms of such Pooling and Servicing Agreement (subject to the terms of such Certificates being otherwise in compliance with applicable law at such time), and (c) such Certificates have been issued and delivered against payment therefor as described in the Registration Statement and the prospectus supplement for such Certificates and in accordance with the terms of such Pooling and Servicing Agreement, such series of Certificates will be legally and validly issued, fully paid and nonassessable and the holders of such Certificates will be entitled to the benefit of such Pooling and Servicing Agreement.

         3. The information set forth in the prospectus forming a part of the Registration Statement (the "Prospectus") under the caption "Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects. The opinions set forth in the Prospectus under the heading "Federal Income Tax Consequences" are hereby confirmed.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than (i) with respect to the opinion set forth in paragraphs 1 and 2 above, the laws of the State of New York (excluding New York's choice of law principles) and (ii) with respect to the opinion set forth in paragraph 3 above, the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, the present positions of the Internal Revenue Service as set forth in published revenue rulings and revenue procedures, present administrative positions of the Internal Revenue Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.

         This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law which may occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

         The opinions expressed in paragraphs 1 and 2 above are limited and qualified in all respects by the effects of general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law), and by the effects of bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors. We express no opinion regarding the availability of equitable remedies.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus and each prospectus supplement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the U.S. Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                   Very truly yours,

                                   STRADLEY, RONON, STEVENS & YOUNG, LLP



                                   By: /s/ David H. Joseph
                                       --------------------------------
                                       David H. Joseph, a Partner